UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  April 26, 2013

ECOLAB INC.

(Exact name of registrant as specified in its charter)

Delaware	1-9328	41-0231510
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

370 Wabasha Street North, Saint Paul, Minnesota	55102
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code  1-800-232-6522

(Not applicable)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CRF 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.

As described in this Current Report, effective in the first quarter of 2013, Ecolab Inc. (“Ecolab” or “the company”) changed its reportable segments due to recent changes in its underlying organizational model designed to support the business following the Nalco merger and to facilitate global growth.  This Current Report includes supplemental unaudited historical business segment net sales, pro forma net sales, operating income and pro forma operating income information, provided on an annual and quarterly basis for the years ended December 31, 2012 and 2011 (furnished hereunder as Exhibit 99.1 and incorporated herein by reference). Actual quarterly segment information for the year ended December 31, 2011 has not been included in this Current Report.  Ecolab did not operate under the realigned reportable segment structure for any of these prior periods and will begin to report comparative results under the new structure effective with the filing of its Quarterly Report on Form 10Q for the quarter ended March 31, 2013.

The information in this Form 8-K, including the exhibit attached hereto, is furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section and shall not be deemed incorporated by reference into any registration statement or other document filed with the Securities and Exchange Commission, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

(99.1)                Supplemental Unaudited Historical Business Segment Net Sales, Pro Forma Net Sales, Operating Income and Pro Forma Operating Income Information for Ecolab Inc. for each of the quarterly periods ended March 31, June 30, September 30 and December 31, 2012 and 2011 and for the years ended December 31, 2012 and 2011.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ECOLAB INC.

Date: April 26, 2013	By:	/s/Michael C. McCormick
Michael C. McCormick
Assistant Secretary

EXHIBIT INDEX

Exhibit No.	Description	Method Of Filing

(99.1)

Supplemental Unaudited Historical Business Segment Net Sales, Pro Forma Net Sales, Operating Income and Pro Forma Operating Income Information for Ecolab Inc. for each of the quarterly periods ended March 31, June 30, September 30 and December 31, 2012 and 2011 and for the years ended December 31, 2012 and 2011.

Filed herewith electronically.